Exhibit 10.3

LIQUIDMETAL TECHNOLOGIES, inc.
2015 Equity incentive PLAN

Nonqualified STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of _______________ (the “Date of Grant”), between LIQUIDMETAL TECHNOLOGIES, Inc., a Delaware corporation (the “Company”), and ___________________ (“Optionee”).

 RECITALS:

A. The Company has adopted the 2015 Equity Incentive Plan (the “Plan”), which Plan is incorporated in this Agreement by reference and made a part hereof. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

B. The Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to grant the rights and options provided for in this Agreement to Optionee as an incentive for increased efforts on behalf of the Company and its affiliates.

 AGREEMENT

   Based on the foregoing and the agreements set forth herein, the parties agree as follows:

1.        Option Grant.   The Company hereby grants to Optionee the right and option (the “Option”) to purchase from the Company on the terms and conditions set forth herein all or any part of an aggregate of ___________1 shares of the Company’s Common Stock. The Option Price per share of Common Stock subject to the Option shall be $_____2.

The Option granted hereunder is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2.       Vesting.   The shares covered by the Option shall vest 20% on the first year anniversary date from the Date of Grant. Thereafter, the shares covered by the Option shall vest monthly over 4 years with the Option being 100% vested on the fifth anniversary of the Date of Grant.

_____________________________

1 Insert number of shares subject to option.

2 Insert “Market Value per Share” (as defined in the Plan; generally the last market sale price) of common stock on Date of Grant.

Any portion of the Option not exercised when vested shall accumulate and be exercisable at any time during the term of the Option prior to the applicable termination date set forth in paragraph 3 below. In no event shall the Company be required to issue fractional shares. No portion of the Option that remains unvested on the date upon which Optionee’s continuous service with the Company or any Subsidiary terminates for any reason, including by reason of death or Disability (as such term is defined in paragraph 3 below), shall vest after the date of such termination.

3.        Term.   The Option shall be exercisable only during its term. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)     90 days after the termination of Optionee’s continuous service with the Company or any Subsidiary for any reason other than cause, death or Disability;

(b)     immediately upon termination of Optionee’s continuous service with the Company or any Subsidiary for cause;

(c)     twelve (12) months after the termination of Optionee’s continuous service due to Optionee’s Disability;

(d)     twelve (12) months after Optionee’s death if Optionee dies during Optionee’s continuous service; or

(e)     the day before the tenth (10th) anniversary of the Date of Grant.

For purposes of this Agreement, “Disability” means Optionee is unable to engage in any substantial gainful activity for the Company and/or its Subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Optionee shall not be considered to be disabled unless Optionee furnishes proof of the existence thereof, in such form and manner, and at such times, as the Board may require.

4.        Method of Exercise.   To the extent then exercisable, Optionee may exercise all or any portion of the Option by providing notice of exercise to the Company in such form as may be designated the Company from time to time, accompanied by payment of the Option Price and any associated tax withholding amounts that are due in connection with Optionee’s exercise of all or any part of the Option. The Company shall not be required to deliver Common Stock pursuant to the exercise of the Option until payment of the full Option Price and any associated tax withholding amounts are received by the Company. Optionee may elect to make payment of the Option Price by any of the following:

(a)     cash or by check acceptable to the Company or by wire transfer of immediately available funds in United States dollars;

(b)     a cashless exercise program that the Board may approve, from time to time in its discretion (including a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board), pursuant to which Optionee may concurrently provide irrevocable instructions (i) to Optionee’s broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale;

(c)     subject to any procedures that the Board may approve from time to time, delivery of shares of Common Stock that (i) are owned by Optionee, (ii) have a fair market value on the date of surrender equal to the aggregate Option Price for the portion of the Option that is being exercised, (iii) were not acquired by Optionee pursuant to the exercise of a stock option, unless such shares have been owned by Optionee for at least six months or such other period as the Board may determine (iv) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Common Stock by the Company to Optionee), and (v) are duly endorsed for transfer to the Company; or

(d)     by a combination of the foregoing.

Notwithstanding anything to the contrary in this paragraph 4, the Board reserves, at any and all times, the right, in the Board’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Option Price through any of the means described in clauses (b)-(d) above of this paragraph 4, including with respect to Optionee notwithstanding that such program or procedures may be available to others.

5.        Securities Law Compliance.   The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

6.        Transferability.   The Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Optionee’s life only by Optionee (or, in the event of the Optionee’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and/or court supervision); provided that any successor or transferee of Optionee shall not be entitled to further transfer the Option and any shares acquired upon exercise of the Option shall be subject to the restrictions set forth herein and in the Plan. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company, at its election, may terminate the Option by notice to Optionee and the Option shall thereupon become null and void.

7.        Adjustments.   The Option may be adjusted or terminated in any manner as contemplated by the Plan (including Section 12 therein) or this Agreement.

8.       No Employment Rights.   The Plan and this Agreement are not employment or service contracts, and will not be deemed to create in any way whatsoever any obligation on Optionee’s part to continue in the employ of the Company or a Subsidiary, or of the Company or a Subsidiary to continue Optionee’s employment. In addition, nothing herein shall obligate the Company or a Subsidiary to continue any relationship that Optionee might have as a Director or consultant for the Company or a Subsidiary.

9.       No Stockholder Rights.   Optionee shall not have any stockholder rights with respect to the Common Stock subject to the Option until Optionee has exercised the Option.

10.     Withholding Obligations.

(a)     At the time Optionee exercises the Option, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with the Option.

(b)     Upon Optionee’s request and subject to approval by the Board, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of the Option a number of whole shares of Common Stock having a fair market value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

(c)     Optionee may not exercise the Option unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied. Accordingly, Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such Common Stock.

11.     Notice.   Any notice required to be given under the terms of this Agreement shall be in writing and addressed to the Company in care of its Corporate Secretary at the office of the Company at 30452 Esperanza, Rancho Santa Margarita, California 92688 and any notice to be given to Optionee shall be in writing and addressed to Optionee at the address given by Optionee beneath Optionee’s signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given (a) when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office, (b) on the date of personal service, or (c) on the day after sending notice by an overnight delivery service.

12.     Governing Plan Document.   The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

13.     Board Decisions Final and Conclusive.   All decisions of the Board with respect to any question arising under the Plan or under this Agreement shall be final and conclusive.

14.     Successors.   This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Optionee” as used in this Agreement shall include Optionee’s executor, administrator or other legal representative or the person or persons to whom Optionee’s rights pass by will or the applicable laws of descent and distribution.

15.     Compliance with Section 409A of the Code.   To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent.

16.     Data Protection.   Optionee consents that the Company may process Optionee’s personal data, including name, Social Security number, address and number of shares of Common Stock purchased hereunder (“Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the Option awarded to Optionee. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

17.      Country-Specific Terms and Conditions.   If this Agreement includes an Appendix, then, notwithstanding any other provision of this Agreement to the contrary, the Option shall be subject to the specific terms and conditions, if any, set forth in such Appendix that are applicable to Optionee’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if Optionee relocates to one of the countries included in any such Appendix, the specific terms and conditions applicable to such country will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

18.     Governing Law.   The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer, and Optionee has signed this Agreement as of the day and year first above written.

LIQUIDMETAL TECHNOLOGIES, INC.

By:__________________________________________

Name:_______________________________________

Title:_________________________________________

OPTIONEE:

____________________________________
          (Signature)

____________________________________
          (Print Name)

Address: ____________________________________

____________________________________________

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